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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 10, 2004 (MAY 26, 2004)


                           OMNI ENERGY SERVICES CORP.
             (Exact name of registrant as specified in its charter)


        LOUISIANA                        0-23383                  72-1395273
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


                              4500 NE INTERSTATE 49
                            CARENCRO, LOUISIANA 70520
               (Address of principal executive offices) (Zip Code)

                                 (337) 896-6664
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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Item 2.  Acquisition or Disposition of Assets

On May 26, 2004, OMNI Energy Services Corp., a Louisiana corporation ("OMNI"), entered into certain stock purchase agreements to acquire 100% of the issued and outstanding, no par value, common stock of Trussco, Inc., a Louisiana corporation ("Trussco, Inc."), and 100% of the membership interests in Trussco Properties, LLC, a Louisiana limited liability company ("Trussco Properties").

The stock purchase agreements (collectively the "Agreements") entered into are
(i) the Employee Shareholders Stock Purchase and Sale Agreement (the "Employee Agreement") and (ii) the Non-Employee Shareholders Stock Purchase and Sale Agreement (the "Non-Employee Agreement"). As more fully described below, the aggregate consideration to be paid by OMNI, at closing, for 100% of the ownership interest in Trussco, Inc. and Trussco Properties is $12.6 million. The aggregate consideration is (i) $6.0 million in cash, (ii) $3.0 million in seller notes ("Shareholder Notes"), and (iii) the assumption of certain long-term debt, not to exceed $3.6 million ("Assumed Debt"). The consideration paid at closing is subject to certain future purchase price adjustments ("Earnout Adjustments"), but in no event will the Earnout Adjustments exceed $3.0 million.

The Shareholder Notes ($1.5 million to be issued in connection with the closing of the Employee Agreement and $1.5 million to be issued in connection with the closing of the Non-Employee Agreement) accrue interest at the rate of five percent (5%) per annum to be paid monthly and mature thirty-six (36) months from closing.

Assumed Debt includes, at closing, the balance of the Trussco, Inc. (i) revolving line of credit, (ii) various equipment debt, and (iii) notes payable to the Trussco, Inc. shareholders. Collectively, the Assumed Debt totals $2,699,891 as of April 30, 2004.

The purchase price paid pursuant to the Employee Agreement can be adjusted pursuant to certain Earnout Adjustments. The Earnout Adjustments are defined as the lesser of (i) $3.0 million and (ii) the product of 3.12 times the average annual EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) for the 36 month period ending December 31, 2006 less the sum of $9.0 million plus Assumed Debt. The Earnout Adjustments, like the Shareholder Notes, will be paid 36 months from the date of closing with interest, if any, accruing at a rate of five percent (5%) per annum.

The terms of the Agreements, including the consideration paid by OMNI, were determined in arms'-length negotiations among OMNI, Trussco, Inc., Trussco Properties and the shareholders named therein.

Among other things, it is a condition to the completion of the transactions contemplated by the Agreements that OMNI enter into employment agreements ("Employment Agreements"), including appropriate non-compete terms, with three key executive officers of Trussco, Inc. The Employment Agreements will be filed as exhibits by amendment hereto.

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The Agreements provide that, subject to customary conditions, the transactions contemplated by the Agreements shall be completed on or before June 30, 2004.

The Agreements and the press release announcing the acquisition are incorporated by reference into this Item 2 and the foregoing description of such documents is qualified in its entirety by reference to such exhibits.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)      Financial Statements of Businesses Acquired

                  OMNI intends to file by amendment the required financial statements no later than 60 days after the date that the information in Item 2 of this report on Form 8-K must be filed.

         (b)      Pro Forma Financial Information

                  OMNI intends to file by amendment the required pro forma financial information no later than 60 days after the date that the information in Item 2 of this report on Form 8-K must be filed.

         (c)      Exhibits.

                  Exhibit
                  Number        Description
                  ------        -----------
                  2.1           Stock Purchase and Sale Agreement
                                (Employee-Shareholders) dated May 26, 2004, by
                                and between OMNI and Trussco, Inc and Trussco
                                Properties

                  2.2           Stock Purchase and Sale Agreement (Non-Employee-
                                Shareholders) dated May 26, 2004, by and between OMNI and Trussco, Inc. and Trussco Properties

                  99.1          Press Release dated May 27, 2004

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          OMNI ENERGY SERVICES CORP.
Dated:  June 10, 2004

                                          By: /s/ G. Darcy Klug
                                              ----------------------------------
                                              G. Darcy Klug
                                              Chief Financial Officer